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                                                                     EXHIBIT 4.8

                       NINTH AMENDMENT AND MODIFICATION
                        TO LOAN AND SECURITY AGREEMENT
                        ------------------------------

     THIS NINTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 30th day of June, 1998, by and among NOBEL EDUCATION DYNAMICS, INC. ("NOBEL"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("IMAGINE"), MERRYHILL SCHOOLS, INC. ("MERRYHILL"), NEDI, INC. ("NEDI"), MERRYHILL SCHOOLS NEVADA, INC. ("MERRYHILL NEVADA"), LAKE FOREST PARK MONTESSORI SCHOOL, INC. ("LAKE FOREST"), NOBEL LEARNING SOLUTIONS, L.L.C. ("LEARNING SOLUTIONS") and NOBEL EDUCATION DYNAMICS FLORIDA, INC. ("NOBEL FLORIDA") (collectively, the "OBLIGORS") and SUMMIT BANK, formerly known as First Valley Bank ("BANK").

                                  BACKGROUND
                                  ----------

     A. Nobel, Imagine, Merryhill, NEDI, Merryhill Nevada, Lake Forest and Bank are parties to that certain Loan and Security Agreement dated August 30, 1995, as amended by amendments dated September 1, 1995, April 4, 1996, July 23, 1996, November 1, 1996, March 20, 1997, May 5, 1997, December 22, 1997 and April
___, 1998 (as amended, the "LOAN AGREEMENT").

     B. EDUCO, Inc., Montessori House, Inc. and Another Generation Enterprises, Inc. were also parties to the Loan Agreement. However, (i) EDUCO, Inc. and Another Generation Enterprises, Inc. have merged into Nobel with Nobel being the surviving entity and (ii) Montessori House, Inc. merged into Merryhill with Merryhill being the surviving entity.

     C. Obligors and Bank desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

     D. Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   CONSENT TO TRANSACTION.
          ----------------------

          a. Nobel (i) has entered into that certain Agreement and Plan of Organization ("AGREEMENT OF ORGANIZATION") with Developmental Resource Center, Inc. ("DRC") and Dr. Deborah Levy dated June 19, 1998, and (ii) intends to enter into that certain Agreement of Operation of Nobel Learning Solutions, L.L.C. ("AGREEMENT OF OPERATION") with DRC subsequent to the date hereof, pursuant to which, inter alia, Nobel and DRC will each acquire a membership interest in Learning Solutions.

          b. In exchange for its membership interest in Learning Solutions, Nobel intends to contribute to the capital of Learning Solutions an amount equal to Four Million Five Hundred Thousand ($4,500,000.00) as follows:

               i. Cash in the amount of Three Million Six Hundred Thousand Dollars ($3,600,000.00); and

               ii. A promissory note payable to Learning Solutions in the original principal amount of Nine Hundred Thousand Dollars ($900,000.00) (the "LEARNING SOLUTIONS NOTE").
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          c.   DRC intends to transfer to Learning Solutions substantially all of DRC's assets in exchange for (i) cash in the amount of Three Million Six Hundred Thousand Dollars ($3,600,000.00), (ii) a promissory note from Learning Solutions payable to DRC in the original principal amount of Nine Hundred Thousand Dollars ($900,000.00) (the "DRC NOTE") and (iii) DRC's membership interest in Learning Solutions. The obligations of Learning Solutions under the DRC Note will be guaranteed by Nobel pursuant to a certain Guaranty of Payment and Performance (the "NOTE GUARANTY").

          d. Learning Solutions intends to lease certain property pursuant to a certain Lease between Learning Solutions, as Tenant, and Levy Children's Trust, Joseph Wolfe, Trustee and Elliot G. and Deborah L. Levy, as Landlords
(the "LEASE").   The obligations of Learning Solutions under the Lease will be guaranteed by Nobel pursuant to a certain Guaranty of Payment and Performance (the "LEASE GUARANTY").

          e. Learning Solutions intends to enter into a certain Employment Agreement with Dr. Deborah Levy (the "EMPLOYMENT AGREEMENT"). The obligations of Learning Solutions under the Employment Agreement will be guaranteed by Nobel pursuant to a certain Guaranty of Payment and Performance (the "EMPLOYMENT AGREEMENT GUARANTY").

          f. Nobel has delivered to Bank a fully executed copy of the Agreement of Organization and true and complete copies of drafts of each of the Agreement of Operation, Learning Solutions Note, DRC Note, Note Guaranty, Lease, Lease Guaranty, Employment Agreement and Employment Agreement Guaranty (collectively, the "TRANSACTION DOCUMENTS"). Bank consents to the execution and delivery of the Transaction Documents, in the forms as previously delivered to Bank, by the applicable Obligors and the performance by such Obligors of their respective obligations thereunder, subject to the terms and conditions set forth in such documents. Nobel will not agree to any amendments to the Transaction Documents without first obtaining the prior written consent of Bank.

     2.   CONSENT TO SUBORDINATED DEBT.
          ----------------------------

          a. Obligors have entered into that certain Investment Agreement with Allied Capital Corporation ("ALLIED") dated June 30, 1998 (the "ALLIED INVESTMENT AGREEMENT") in connection with the extension by Allied to Obligors of a loan in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "ALLIED LOAN").

          b. Obligors' obligation to repay the Allied Loan and all interest thereon is evidenced by that certain Senior Subordinated Note dated June 30, 1998 from the Obligors to Allied in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "ALLIED NOTE").

          c. Obligors have delivered to Bank true and complete copies of the Allied Investment Agreement and the Allied Note (collectively, the "ALLIED DOCUMENTS").

          d. Obligors, Allied and Bank have entered into that certain Subordination Agreement dated June 30, 1998 (the "SUBORDINATION AGREEMENT").

          e. Bank consents to the execution and delivery of the Allied Documents by the Obligors and the performance by the Obligors of their obligations thereunder, subject to the terms and conditions set forth in the Subordination Agreement.

     3.   ADDITIONAL OBLIGORS.  From and after the date hereof, Nobel Florida
          -------------------
and Learning Solutions shall each be an "OBLIGOR" under the Loan Agreement and shall be bound by all the terms and conditions thereof. Unless otherwise specifically restated for Nobel Florida and Learning Solutions hereunder, all representations, warranties and covenants under the Loan Agreement shall be deemed to be the representations, warranties and covenants of Nobel Florida and

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Learning Solutions as if Nobel Florida and Learning Solutions were originally named as an "OBLIGOR" under the Loan Agreement, with such modifications thereto as may be necessary resulting from Learning Solutions' structure as a limited liability company. All references to Obligors in the Loan Agreement and the other Loan Documents shall hereafter be deemed to include Nobel Florida and Learning Solutions.

     4.   SECURITY. As security for the full and timely payment and performance
          --------
of all Bank Indebtedness, Nobel Florida and Learning Solutions hereby grant to Bank a security interest in all of the following:

          a. All of such Obligor's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such parties or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Obligor's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

          b. All of such Obligor's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Obligor's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such parties and all products and proceeds of any of the foregoing.

          c. All of such Obligor's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

          d. All of such Obligor's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          e. All of such Obligor's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of such parties or any service bureau.

          f. All letters of credit now existing or hereafter issued naming such parties as beneficiaries or assigned to such parties, including the right to receive payment thereunder, and all documents and records associated therewith.

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          g.   All deposits, funds, instruments, documents, policies and
     evidence and certificates of insurance, securities, chattel paper and other assets of such parties or in which such parties have an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such parties or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such parties in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

     5.   PLEDGE OF  MEMBERSHIP INTEREST.  As further security for the full and
          ------------------------------
timely payment of all Bank Indebtedness, Nobel shall grant to Bank a security interest in Nobel's membership interest in Learning Solutions. In connection therewith, Nobel shall execute and deliver to Bank all such documents as Bank may require including, with out limitation, the original of all certificates evidencing such membership interest. The term "COLLATERAL", as used in the Loan Agreement, shall hereafter be deemed to include, without limitation, all of the additional security described in this Amendment.

     6.   ADDITIONAL DOCUMENTS.  Nobel Florida and Learning Solutions covenant
          --------------------
and agree to execute and deliver or cause to be executed and delivered to Bank any and all documents, agreements, corporate resolutions, certificates and opinions as Bank shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith, including, without limitation, an Allonge to Revolving and Term Facility Note A and Revolving and Term Facility Note B.

     7.   FURTHER AGREEMENTS AND REPRESENTATIONS.  Obligors do hereby:
          --------------------------------------

          a. ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          b. covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          c. acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          d. represent and warrant that no Event of Default or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          e. acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          f. acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     8.   COSTS AND EXPENSES.  Upon execution of this Amendment, Obligors shall
          ------------------
pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and out-of-pocket expenses.

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

     9.   INCONSISTENCIES.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

     10.  CONSTRUCTION.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     11.  NO WAIVER.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     12.  BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     13.  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     14.  HEADINGS.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                                     NOBEL EDUCATION DYNAMICS, INC.

[CORPORATE SEAL]                     By:_______________________________________
                                     Name/Title:_______________________________

                                     IMAGINE EDUCATIONAL PRODUCTS, INC.

[CORPORATE SEAL]                     By:_______________________________________
                                     Name/Title:________________________________

                                     MERRYHILL SCHOOLS, INC.

[CORPORATE SEAL]                     By:________________________________________
                                     Name/Title:________________________________

                                     NEDI, INC.

[CORPORATE SEAL]                     By:________________________________________
                                     Name/Tiltle

                              MERRYHILL SCHOOLS NEVADA, INC.

[CORPORATE SEAL]              By:_______________________________________________
                              Name/Title:_______________________________________



                              LAKE FORESTPARK MONTEMERRYHILL SCHOOLS NEVADA,
                              INC.

[CORPORATE SEAL]              By:_______________________________________________
                              Name/Title:_______________________________________


                              NOBEL LEARNING SOLUTIONS, L.L.C.

[CORPORATE SEAL]              By:_______________________________________________
                              Name/Title:_______________________________________


                              NOBEL EDUCATION DYNAMICS FLORIDA, INC.

[CORPORATE SEAL]              By:_______________________________________________
                              Name/Title:_______________________________________

                              SUMMIT BANK

                              By:_______________________________________________
                                    Janet L. Helms, Vice-President

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